EXHIBIT  23.2  CONSENT  OF  LAW  OFFICES  OF  HAROLD  H.  MARTIN,  P.A.


                      LAW OFFICES OF HAROLD H. MARTIN, P.A.
              17111 Kenton Drive, Suite 204B, Cornelius, N.C. 28031
               TELEPHONE (704) 894-9760; FACSIMILE (704) 894-9759


October  26,  2004


Board  of  Directors
HouseRaising,  Inc.
4801  East  Independence  Boulevard,  Suite  201
Charlotte,  North  Carolina  28212

     Re:  Form  S-8  Registration  Statement, Amendment No.1; Consent of Counsel

Dear  Members  of  the  Board:

We consent to the reference to this firm in the above-referenced Amendment No. 1 to the Form S-8 Registration Statement of HouseRaising, Inc., as well as any prospectus which is incorporated by reference into and made a part of the above-referenced Amendment No. 1 to the Registration Statement.


       Very  truly  yours,


       /s/  Harold  H.  Martin
       -----------------------
       Harold  H.  Martin
                for
Law  Offices  of  Harold  H.  Martin,  P.A.